As filed with the Securities and Exchange Commission on May 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

________________

THE E. W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	31-1223339
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

312 Walnut Street, Cincinnati, Ohio (Address of Principal Executive Offices)	45202 (Zip Code)

THE E. W. SCRIPPS COMPANY
AMENDED AND RESTATED 1997 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

M. Denise Kuprionis
Vice President, Corporate Secretary, and Director of Legal Affairs
The E. W. Scripps Company
312 Walnut Street, Suite 2800
Cincinnati, Ohio 45202
(Name and address of agent for service)

(513) 977-3835
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities to be	Amount to be	maximum offering	maximum aggregate	Amount of
registered	registered (1)	price per share (2)	offering price (2)	registration fee

Class A Common Shares, $.01 par value	6,000,000	$51.21	$307,260,000	$36,165

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also include an indeterminable number of Class A Common Shares that may become issuable pursuant to the anti-dilution provisions of the Registrant’s Amended and Restated 1997 Long-Term Incentive Plan.

(2)	Estimated solely for the purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the Class A Common Shares as reported on the New York Stock Exchange on May 25, 2005.

REGISTRATION OF ADDITIONAL SECURITIES UNDER LONG-TERM INCENTIVE PLAN

     This Registration Statement on Form S-8 is being filed solely to register, pursuant to the Securities Act of 1933, as amended, 6,000,000 additional Class A Common Shares of The E. W. Scripps Company (the “Company”) issuable pursuant to the Company’s Amended and Restated 1997 Long-Term Incentive Plan (the “Plan”).

     The Company has previously filed a registration statement on Form S-8 (File No. 333-89824) (the “Prior Form S-8”) covering 18,317,400 of its Class A Common Shares (as adjusted for a subsequent two for one stock split) authorized for issuance under the Plan. The Prior Form S-8 is incorporated herein by reference in this Registration Statement and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8	EXHIBITS

	Exhibit Number	Exhibit Description

	*4	The E. W. Scripps Company Amended and Restated 1997 Long-Term Incentive Plan (filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on March 21, 2005, and incorporated herein by reference).

	5	Opinion of Baker & Hostetler LLP

	23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5)

	23.2	Consent of Deloitte & Touche LLP

	24	Power of Attorney

* Previously filed.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 26, 2005.

THE E. W. SCRIPPS COMPANY

By:	/s/ Joseph G. NeCastro

Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities indicated, on May 26, 2005.

Signature	Title

*	Chairman of the Board
William R. Burleigh

*	President, Chief Executive Officer
(Principal Executive Officer) and Director
Kenneth W. Lowe

*	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Joseph G. NeCastro

*	Director

John H. Burlingame

*	Director

Jarl Mohn

Director

Nicholas B. Paumgarten

*	Director

Nackey E. Scagliotti

*	Director

Jeffrey Sagansky

*	Director

Edward W. Scripps

*	Director

Paul K. Scripps

*	Director

Ronald W. Tysoe

*	Director

Julie A. Wrigley

*	Director

David A. Galloway

*Joseph G. NeCastro, by signing his name hereto, does sign this Registration Statement on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed as Exhibit 24 to this Registration Statement.

By:	/s/ Joseph G. NeCastro

Joseph G. NeCastro
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

*4	The E. W. Scripps Company Amended and Restated 1997 Long-Term Incentive Plan (filed as an exhibit to our Proxy Statement filed with the Securities and Exchange Commission on March 21, 2005, and incorporated herein by reference).

5	Opinion of Baker & Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of Attorney

* Previously filed.